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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

REDHOOK ALE BREWERY, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDHOOK ALE BREWERY, INCORPORATED
14300 N.E. 145th Street
Woodinville, Washington 98072
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 24, 2005
To the Holders of Common Stock
     of Redhook Ale Brewery, Incorporated:
      The Annual Meeting of Shareholders of Redhook Ale Brewery, Incorporated, a Washington corporation (the “Company”), will be held on May 24, 2005, at 2:00 p.m., Pacific Daylight Saving Time, at the Redhook Ale Brewery, 14300 N.E. 145th Street, Woodinville, Washington, for the following purposes as more fully described in the accompanying Proxy Statement:
      1. To elect seven directors to serve until the 2006 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal;
      2. To ratify the appointment of Moss Adams LLP as independent auditors for the Company’s fiscal year ending December 31, 2005; and
      3. To transact such other business as may properly come before the meeting or any adjournments thereof.
      Only holders of record of the Company’s Common Stock at the close of business on April 1, 2005 will be entitled to vote at the meeting.

By order of the Board of Directors,

PAUL S. SHIPMAN
President, Chief Executive Officer and
Chairman of the Board
Woodinville, Washington
April 20, 2005
YOUR VOTE IS IMPORTANT!
Please mark, sign and date the enclosed proxy card and
mail it promptly in the enclosed return envelope.

REDHOOK ALE BREWERY, INCORPORATED proxy statement for annual meeting of shareholders
BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K
APPENDIX A

REDHOOK ALE BREWERY, INCORPORATED
proxy statement for annual meeting of shareholders
       This Proxy Statement is furnished in connection with the solicitation of proxies by the management of Redhook Ale Brewery, Incorporated, a Washington corporation (“Redhook” or the “Company”), for use at the Annual Meeting of Shareholders on May 24, 2005, and at any adjournments thereof.
      The address of Redhook’s principal executive offices is 14300 N.E. 145th Street, Woodinville, Washington 98072.
      This Proxy Statement and the accompanying proxy are being sent on or about April 20, 2005 to all shareholders of record as of the close of business on April 1, 2005 (the “Record Date”).
      Only holders of record of Common Stock on April 1, 2005 will be entitled to vote at the meeting. At the close of business on April 1, 2005, there were 8,188,859 shares of Common Stock outstanding. The presence at the meeting of at least a majority of such shares, either in person or by proxy, is required for a quorum.
      In deciding all matters at the meeting, other than the election of directors, each shareholder will be entitled to one vote for each share of stock held on the Record Date. For the election of directors, cumulative voting applies, so the number of votes each shareholder will have will be equal to the number of shares held on the Record Date multiplied by seven, the number of directors to be elected. Each shareholder may cast all such votes for a single nominee, distribute them among the seven nominees for directors equally, or distribute them among the seven nominees in any other way the shareholder sees fit. If a shareholder voting by proxy wishes to distribute votes among the nominees for director, he or she may do so on the enclosed proxy card in the space provided. If votes are not distributed on the proxy card, the persons named as proxies will vote FOR each of the seven individuals nominated to serve as director.
      Under Washington law and the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws, if a quorum exists at the meeting: (a) the seven nominees for director who receive the greatest number of votes cast in the election of directors will be elected; and (b) the proposal to ratify the appointment of auditors will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.
      If you are a shareholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted FOR each of the seven individuals nominated to serve as a director and FOR the ratification of the appointment of Moss Adams LLP as independent auditors.
      Shareholders may withhold authority to vote for one or more of the nominees for director and may abstain from voting on the proposal to ratify the appointment of auditors. Abstention from voting on these proposals will have no effect since approval of these proposals is based solely on the number of votes actually cast. Election of the persons nominated to serve as directors requires a plurality of all the votes cast for directors. This means that the seven individuals who receive the largest number of votes cast are elected as directors. Approval of the selection of Moss Adams LLP as independent auditors requires the affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions will be considered present at the meeting for purposes of determining a quorum. Since brokerage firms holding shares in their street name will have discretion to vote their customers’ shares on both of these matters, there can be no broker non-votes.
      If you execute a proxy, you may revoke it by taking one of the following three actions: (a) by giving written notice of the revocation to the Secretary of the Company at its principal executive offices prior to the meeting; (b) by executing a proxy with a later date and delivering it to the Secretary of the Company at its principal executive offices prior to the meeting; or (c) by personally attending and voting at the meeting.
      The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees or agents of the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of the Company’s Common Stock for which they are record holders.
BOARD OF DIRECTORS
      The business of the Company is currently managed under the direction of the Board of Directors, which consists of the following seven directors: Paul S. Shipman, Frank H. Clement, Jerry D. Jones, David R. Lord, Patrick J. McGauley, John D. Rogers, Jr. and Anthony J. Short. Mr. Jerry D. Jones is not running for re-election to the Board. Mr. Jones has served as a director since 1981 and the Company wishes him all the best.
      The full Board of Directors met seven times during the Company’s fiscal year ended December 31, 2004. No incumbent member attended fewer than 75% of the total number of meetings of the Board of Directors and of any Board committees of which he was a member during that fiscal year. Directors are encouraged to attend the Annual Meeting of Shareholders. At the 2004 Annual Meeting, five Directors were in attendance.
      In November 2003, the National Association of Securities Dealers (the “NASD”) amended NASD Marketplace Rule 4350(c) to require a majority of the board of directors of a listed company to be comprised of independent directors, as defined in NASD Rule 4200(a)(15). Current nominees Messrs. Clement, Lord and Rogers are non-executive directors of the Company, and, in the opinion of the Board of Directors, do not have any relationship that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors. Therefore, the Board of Directors believes that Messrs. Clement, Lord and Rogers are “independent directors” as defined by NASD Rule 4200(a)(15). The Board of Directors has also determined that Mr. Loughran, the non-incumbent nominee for director, does not have any relationship that would interfere with his exercise of independent judgment in carrying out his responsibilities as director. Therefore, upon his election, the Board of Directors believes that Mr. Loughran will qualify as an “independent director” under NASD Rule 4200(a)(15). The Board of Directors believes that Messrs. McGauley and Short, who are non-executive directors, have a relationship as A-B designees to the Board of Directors that makes them non-independent under the standards of NASD Rule 4200(a)(15).
      All independent directors meet in executive session, at which only independent directors are present, at least twice a year, in conjunction with a regularly scheduled board meeting.
Nominees for Director
      The following seven individuals have been nominated for election or re-election at the meeting. All of the nominees, except for Mr. Michael Loughran, currently serve as a director of the Company. The Nominating and Governance Committee recommended Mr. Loughran as nominee for Director.
      Frank H. Clement. Mr. Clement (63) has served as a Director of the Company since March 1989. He is a retired Vice President of Investments at UBS PaineWebber, a registered broker dealer, in Seattle, Washington, where he was employed from 1975 to March 2002. From 1995 through 1999, he served on the Advisory Board of the Institute of Brewing Studies in Boulder, Colorado. Mr. Clement serves on the Dean’s Advisory Board for the School of Management and on the National Alumni Association Board, both for S.U.N.Y. at Buffalo, Buffalo, New York. Since July 1, 2004, Mr. Clement has served as a director of Craft Brands Alliance LLC.
      Michael Loughran. Mr. Loughran (47) has served as a Senior Vice President and equity analyst for First Washington Corporation, a registered broker dealer in Seattle, Washington, since March 2005. Mr. Loughran is also the President of Kiket Bay Group, LLC, a financial consulting firm formed by him in November 2003. From August 2002 to March 2005, Mr. Loughran was employed by Crown Point Group and its affiliate, the Robins Group, a registered broker dealer in Portland, Oregon, serving most recently as Vice President and equity analyst for the Robins Group. From November 2001 to August 2002, Mr. Loughran served as a financial consultant. From May 1996 to October 2001, Mr. Loughran was an account executive with Paine Webber and from April 1995 to May 1996, he was an account executive with Dain Bosworth.

Mr. Loughran received a Bachelor’s degree in economics from Princeton University in 1980 and a Master’s degree in Business Administration from the University of Pennsylvania, Wharton School, in 1986.
      David R. Lord. Mr. Lord (56) has served as a Director of the Company since May 2003. He has been the President of Pioneer Newspapers, Inc., headquartered in Seattle, Washington, since 1991. Pioneer Newspapers owns eight daily newspapers and five weekly, semi-weekly and monthly publications in the western United States. Prior to joining Pioneer Newspapers, Mr. Lord practiced law at Ferguson and Burdell, a Seattle firm specializing in business litigation, and was a criminal deputy prosecuting attorney for King County, Washington. Mr. Lord is the President Elect of the Inland Press Association, a member of the PAGE Co-op Board of Directors, a member of the Associated Press Board of Directors, and a member of the Newspaper Association of America Board of Directors.
      Patrick J. McGauley. Mr. McGauley (43) has served as a Director of the Company since February 2003. Mr. McGauley has been Senior Director, Innovation and High End Brands at A-B since 2004. In this capacity, he is responsible for the management and development of all marketing components of A-B’s High End product portfolio as well as A-B’s alliance partners. From 2002 to 2004, Mr. McGauley was Director of High End Brands, from 1999 to 2002, Mr. McGauley was Director of Geographic Marketing, and from 1998 to 1999, he served as Marketing Operations Manager of the staff of A-B’s Vice President of Sales and Marketing. Since his career at A-B began in 1987, Mr. McGauley has also held several other roles in A-B’s sales and marketing department. Mr. McGauley is one of two directors designated by A-B; see “Certain Transactions.”
      John D. Rogers, Jr. Mr. Rogers (61) has served as a Director of the Company since May 2004. Mr. Rogers has served as President and Chief Executive Officer of Door to Door Storage, Inc. in Kent, Washington since June 2004. Mr. Rogers is also a Director of the NW Parks Foundation and Managing Partner of J4 Ranch, LLC. From 1996 to 2002, he was President and Chief Operating Officer of AWC, Inc. From 1993 to 1996, he was General Manager of British Steel Alloys and from 1986 to 1992, he was President of Clough Industries. Previous positions held by Mr. Rogers include President and Chief Executive Officer of Saab Systems Inc., NA, and National Industry Manager for Martin Marietta Aluminum of Bethesda, Maryland, following an appointment as a Sloan Fellow to M.I.T. Graduate School of Business where he graduated with a Masters of Science in Business Administration. Other assignments with Martin Marietta included Manager of Western Region Sales and direct southwest sales positions. Mr. Rogers earned a Master’s degree in Business Administration from Southern Methodist University and a Bachelor’s degree from University of Washington.
      Paul S. Shipman. Mr. Shipman (52) is one of the Company’s founders and has served as its President since September 1981, Chairman of the Board since November 1992, and Chief Executive Officer since June 1993. Prior to founding the Company, Mr. Shipman was a marketing analyst for the Chateau Ste. Michelle Winery from 1978 to 1981. Mr. Shipman received his Bachelor’s degree in English from Bucknell University in 1975 and his Master’s degree in Business Administration from the Darden Business School, University of Virginia, in 1978. Since July 1, 2004 Mr. Shipman has served as a director of Craft Brands Alliance LLC.
      Anthony J. Short. Mr. Short (45) has served as a Director of the Company since May 2000. Mr. Short has been Vice President, Business and Wholesaler Development at A-B since September 2002. In this capacity he is responsible for domestic business development and various initiatives involving A-B’s sales and distribution system. From March 2000 to September 2002, Mr. Short was Director of Business and Wholesaler Development. Previously, Mr. Short was Director of Wholesaler System Development. He began his career at A-B in 1986 in the Corporate Auditing Department. Prior to joining A-B, Mr. Short held positions at Schowalter & Jabouri, a regional firm of Certified Public Accountants. Mr. Short is one of two directors designated by A-B; see “Certain Transactions.”

Committees of the Board
      The Board has standing Audit, Compensation, Nominating and Governance and Marketing Practices Committees. Each of these Committees is responsible to the full Board of Directors, and its activities are therefore subject to Board approval. The activities of each of these Committees are summarized below:
      Audit Committee. The Audit Committee is responsible for the engagement of and approval of the services provided by the Company’s independent auditors. The Audit Committee assists the Company’s Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other pertinent financial information provided by the Company to the Securities and Exchange Commission (the “SEC”) or the public, the Company’s systems of internal controls established by management and the Board, and the Company’s auditing, accounting and financial reporting processes generally.
      The Audit Committee met five times during 2004. The Board of Directors has adopted a written charter for the audit committee. A copy of the Audit Committee Charter is available on the Company’s website at www.redhook.com under “Investor Relations — Governance.” A copy of the Audit Committee Charter was also included as an Appendix to the Company’s proxy statement for the 2004 Annual Meeting of Shareholders. The Audit Committee is currently composed of Messrs. Clement (Chairman), Jones, Lord and Rogers, all of whom are independent directors as defined by NASD Rule 4200(a)(15) and 4350(d)(2). The Board has determined that Mr. Clement qualifies as an “audit committee financial expert” as defined by the SEC.
      Pursuant to an exchange and recapitalization agreement between the Company and A-B, A-B has the right to designate one of its Board designees to sit on each committee of the Board or to join each committee of the board in an advisory capacity, as described more fully in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, Part 1, Item 1 — Business — Relationship with Anheuser-Busch, Incorporated. Mr. Anthony J. Short is currently A-B’s designee, and will participate in an advisory capacity on the Audit Committee.
      Compensation Committee. The Compensation Committee, currently composed of Messrs. Clement, Lord, McGauley and Rogers reviews and recommends to the Board the compensation and benefits to be provided to the Company’s officers and reviews general policy matters relating to employee compensation and benefits. The Compensation Committee met once during 2004. Messrs. Clement, Lord (Chairman) and Rogers are independent directors, as defined by NASD Rule 4200(a)(15). Mr. McGauley is A-B’s designee and will participate in an advisory capacity to the Compensation Committee.
      Nominating and Governance Committee. The Nominating and Governance Committee recommends to the Board nominees for vacant Board positions; reviews and reports to the Board on the nominees, including any suggested by shareholders, to be included in the slate of directors for election at the annual meeting of shareholders; recommends directors for each Board committee; develops a plan of succession to be used in the event of the President or Chief Executive Officer’s resignation, disability, removal or death; develops and recommends to the Board a set of corporate governance principles applicable to the Company and oversees the evaluation of the Board and management.
      The Nominating and Governance Committee is currently composed of Messrs. Clement, Lord, McGauley and Rogers (Chairman). Messrs. Clement, Lord and Rogers are independent directors as defined by NASD Rule 4200(a)(15). Mr. McGauley is A-B’s designee and will participate in an advisory capacity to the Nominating and Governance Committee.
      The Board of Directors has adopted a written charter for the Nominating and Governance Committee. The charter is reviewed annually and revised as appropriate. A copy of the charter is available on the Company’s website at www.redhook.com under “Investor Relations — Governance.” The Nominating and Governance Committee met once in 2004.

Criteria for Director Nominees
      The specific, minimum qualifications that the Nominating and Governance Committee believes must be met by a committee-recommended nominee for a position on the Company’s Board of Directors are:

•	The nominee must be of the highest ethical character;

•	The nominee must be able to read and understand financial statements;

•	The nominee must be over 21 years of age;

•	The nominee must not have any significant and material conflict, whether personal, financial or otherwise, presented by being a member of the Board;

•	The nominee must be able to meet regulatory approval; and

•	The nominee must have the time to be available to devote to Board activities.
      The specific qualities or skills that the Nominating and Governance Committee believes are necessary for one or more of the Company’s directors to possess are:

•	Nominees should have relevant expertise and experience, and be able to offer advice and guidance to the Company’s President based on that expertise and experience;

•	Nominees should possess any necessary independence or financial expertise;

•	Nominees should complement the skills, experience and background of other directors; in making determinations regarding nominations of directors, the Committee may take into account the benefits of diverse viewpoints; and

•	Nominees must be likely to have a constructive working relationship with other directors.
      It is also the Company’s policy that directors retire from the Board effective at the Annual Meeting of Shareholders following their seventy-third birthday.

Shareholder Recommendations for Nominations to the Board of Directors
      The Nominating and Governance Committee will consider candidates for director recommended by any shareholder of the Company who is entitled to vote at the meeting. The committee will evaluate such recommendations in accordance with its charter, the Bylaws of the Company and the regular nominee criteria described above. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Eligible shareholders wishing to recommend a candidate for nomination should send their recommendation in writing to the Nominating and Governance Committee, c/o Secretary, Redhook Ale Brewery, Incorporated, 14300 N.E. 145th Street, Suite 210, Woodinville, WA 98072. In connection with its evaluation of a director nominee, the Nominating and Governance Committee may request additional information from the candidate or the recommending shareholder and may request an interview with the candidate. The committee has discretion to decide which individuals to recommend for nomination as directors. Shareholders should submit any recommendations for director nominees to the Company before December 21, 2005.
      A shareholder of record can nominate a candidate for election to the Board by complying with the procedures in Article II, Section 2.3.2 of the Company’s Bylaws. Any shareholder of record who wishes to submit a nomination should review the requirements in the Bylaws on nominations by shareholders, which are included in the excerpt from the Bylaws attached as Appendix A to this Proxy Statement. Any nomination should be sent in writing to the Secretary, Redhook Ale Brewery, Incorporated, 14300 N.E. 145th Street, Suite 210, Woodinville, WA 98072. Notice must be received by the Company by December 21, 2005.
      Marketing Practices Committee. The Marketing Practices Committee, currently composed of Messrs. Clement, Jones (Chairman) and McGauley, is responsible for reviewing the Company’s marketing practices, insuring those practices comply with applicable laws, and making recommendations to the Board of Directors as to such matters. The Marketing Practices Committee did not meet in 2004.
      Succession Committee. In January 2005, the Board consolidated the activities of the Succession Committee with those of the Nominating and Governance Committee. The Succession Committee did not meet in 2004.
Report of the Audit Committee
      The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with Moss Adams LLP, the Company’s independent auditor, the matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes a review of the findings of the independent accountant during its examination of the Company’s financial statements. The Audit Committee has received the written disclosures and the letter from Moss Adams LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Moss Adams LLP its independence.
      Based upon the review and discussions of the Audit Committee with respect to the items listed above, the Audit Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Audit Committee has also recommended, subject to shareholder approval, the appointment of Moss Adams LLP as the Company’s independent auditors for its fiscal year ending December 31, 2005.

Respectfully Submitted,

Frank H. Clement (Chairman)
Jerry D. Jones
David R. Lord
John D. Rogers, Jr.

Audit Committee Members
Compensation of Directors
      Non-employee directors participate in the Redhook Ale Brewery, Incorporated 2002 Stock Option Plan (the “2002 Plan”) and the Directors Stock Option Plan (the “Directors Plan”).
      The 2002 Plan provides that the Compensation Committee of the Board of Directors administer the plan, determining to whom options are to be granted, the number of shares of Common Stock for which the options are exercisable, the purchase prices of such shares, and all other terms and conditions. On May 18, 2004, each of the directors, other than Messrs. Shipman, McGauley and Short, was granted an option to purchase 4,000 shares of Common Stock at an exercise price of $2.45 per share. The options were granted at an exercise price equal to the fair market value on the grant date, became exercisable six months after the grant date, and will terminate on the tenth anniversary of the grant date.
      Certain of the non-employee directors also hold stock options granted under the Directors Plan. Although the October 2002 expiration of the Directors Plan prevents any further option grants under this plan, the plan remains in effect until all options granted under the plan terminate or are exercised. The exercise price of each option granted under the plan was the fair market value of the Common Stock on the date of grant. Each option expires ten years after grant or one year after the death of the recipient director. Options granted under the Directors Plan became exercisable six months after the option was granted.
      Non-employee directors also receive cash compensation. For 2004, each non-employee director received $2,500 on a quarterly basis, for total director fees of $10,000. Chairpersons of the Audit, Nominating and Governance and Compensation Committees received an additional $2,500 per year, payable following the Annual Meeting of Shareholders.

      Neither director McGauley nor Short received option grants in accordance with the policy of their employer, A-B. In addition, directors McGauley and Short were not paid meeting fees prior to the second quarter of 2004 in accordance with the policy of A-B. Following a change in the policy of A-B, both directors McGauley and Short were paid meeting fees for the remaining three quarters of 2004.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of March 31, 2005, certain information regarding beneficial ownership of the Company’s Common Stock (a) by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (b) by each director and nominee for director, (c) by the Chief Executive Officer, (d) by the executive officers for the fiscal year ended December 31, 2004, other than the Chief Executive Officer, who were serving as executive officers at December 31, 2004, and (e) by all of the Company’s executive officers and directors as a group. Unless otherwise noted, the named beneficial owner has sole voting and investment power.

	Number of Shares of	Percent of
	Common Stock	Common Stock
Name and Address	Beneficially Owned(1)	Outstanding(1)

Busch Investment Corporation	2,761,713	33.7%
One Busch Place St. Louis, Missouri 63118
Dimensional Fund Advisors Inc.(2)	498,361	6.1%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401
Frank H. Clement(3)	277,290	3.4%
Paul S. Shipman(4)	257,950	3.1%
Jerry D. Jones(5)	239,732	2.9%
David R. Lord(6)	8,273	*
John D. Rogers, Jr.(7)	7,000	*
Michael Loughran	900	*
Patrick J. McGauley	—	—
Anthony J. Short	—	—
David J. Mickelson(8)	128,400	1.6%
Allen L. Triplett(9)	86,650	1.0%
Gerard C. Prial(9)	78,650	1.0%
All executive officers and directors as a group (11 individuals)(10)	1,084,845	12.6%

*	Less than 1%

(1)	Includes shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 31, 2005. Shares subject to an option are not deemed outstanding for purposes of computing the percentage ownership of any person other than the person holding the option.

(2)	Based entirely on information contained in the Schedule 13G/A filed by Dimensional Fund Advisors Inc., dated February 9, 2005. Dimensional Fund Advisors Inc. furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional Fund Advisors Inc. possesses investment and/or voting power over the above referenced Common Stock, and may be deemed to be the beneficial owner of these shares. However, Dimensional Fund Advisors Inc. disclaims beneficial ownership of these securities.

(3)	Includes 38,000 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2005, 33,436 shares held by Mr. Clement’s spouse, and 28,430 shares held by Mr. Clement as trustee for his children.

(4)	Includes 107,150 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2005. Also includes 650 shares held by Mr. Shipman’s spouse.

(5)	Includes 38,000 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2005, and 10,000 shares held by Mr. Jones as trustee for his child.

(6)	Includes 8,000 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2005.

(7)	Includes 4,000 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2005. Also includes 3,000 shares held by Mr. Roger’s spouse.

(8)	Includes 86,400 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2005.

(9)	Includes 76,650 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2005.

(10)	Includes 434,850 shares subject to options to purchase Common Stock exercisable within 60 days of March 31, 2005.
      On July 1, 2004, the Company completed the restructuring of its ongoing relationship with A-B. The terms of an exchange and recapitalization agreement provided that the Company issue 1,808,243 shares of Common Stock to A-B in exchange for 1,289,872 shares of Series B Preferred Stock held by A-B. The Series B Preferred Stock, reflected on the Company’s balance sheet at approximately $16.3 million, was cancelled. In connection with the exchange, the Company also paid $2.0 million to A-B in November 2004. As of December 31, 2004, there was no preferred stock of the Company outstanding.
CERTAIN TRANSACTIONS
      The Company has adopted a policy of not engaging in business transactions with its officers, directors and affiliates except upon terms that are deemed to be fair and reasonable by a majority of the Company’s disinterested directors.
      Since October 1994, the Company has benefited from a distribution relationship with A-B, pursuant to which Redhook distributes its products in substantially all of its markets through A-B’s wholesale distribution network. Through June 30, 2004, the Company’s relationship with A-B consisted of a long-term distribution agreement (the “A-B Distribution Alliance”) and an investment by A-B in the Company. On July 1, 2004, the Company completed a restructuring of this relationship by executing an exchange and recapitalization agreement and a new distribution agreement (the “A-B Distribution Agreement”). The terms of the exchange and recapitalization agreement provided that the Company issue 1,808,243 shares of Common Stock to A-B in exchange for 1,289,872 shares of Series B Preferred Stock held by A-B. The Series B Preferred Stock, reflected on the Company’s balance sheet at approximately $16.3 million, was cancelled. In connection with the exchange, the Company also paid $2.0 million to A-B in November 2004. Pursuant to the exchange and recapitalization agreement, A-B is entitled to designate two members of the board of directors of the Company. A-B also generally has the contractual right to have one of its designees sit on each committee of the board of directors of the Company. Messrs. McGauley and Short are the A-B designated nominees and are both currently employees of A-B. The A-B Distribution Agreement provides that the Company continues to sell its product in the midwest and eastern United States through sales to A-B.
      For the six months ended June 30, 2004, sales to A-B through the Distribution Alliance represented 67% of total sales during the same period, or $14,041,000. For the six months ended December 31, 2004, sales to A-B through the A-B Distribution Agreement represented 40% of total sales during the same period, or $6,275,000.
      In connection with all sales through the Distribution Alliance prior to July 1, 2004, the Company paid a Margin fee to A-B. For the six months ended June 30, 2004, the Margin was paid to A-B on shipments totaling 84,000 barrels to 495 Alliance distribution points. The July 1, 2004 A-B Distribution Agreement modified the Margin fee structure such that the Margin per barrel shipped increased and is paid on all sales through the new A-B Distribution Agreement. The A-B Distribution Agreement also provides that the Company shall pay an additional fee on shipments that exceed shipments for the same territory during fiscal 2003. In addition, the exchange and recapitalization agreement provided that the Margin be retroactively increased to the rate provided in the A-B Distribution Agreement for all shipments in June 2004. For the six month period ended December 31, 2004, the Margin was paid to A-B on shipments totaling 38,000 barrels to 371 distribution points. The incremental margin on June 2004 shipments was paid on approximately 20,000 barrels.
      The Company also incurred additional fees related to A-B administrative and handling charges. Invoicing costs, staging costs, cooperage handling charges and inventory manager fees collectively totaled approximately $406,000 for the year ended December 31, 2004.
      The A-B Distribution Agreement also contains provisions under which related-party transactions are generally permitted only pursuant to the reasonable demands of the Company’s business and upon fair and reasonable terms no less favorable to the Company than would be obtained in a comparable arm’s-length transaction with an unrelated party. The Company purchased certain materials through A-B totaling $5,584,000 in 2004.
      In December 2003, the Company entered into a purchase and sale agreement with A-B for the purchase of the Pacific Ridge brand, trademark and related intellectual property. In consideration, the Company agreed to pay A-B a fee for 20 years based upon the Company’s sales of the brand. A fee of $80,000 due to A-B is reflected in the Company’s statements of operations for the year ended December 31, 2004.
      In conjunction with the shipment of its products to wholesalers, the Company collects refundable deposits on its pallets. In certain circumstances when the pallets are returned to the Company, A-B may return the deposit to the wholesaler. The refundable deposit liability reflected in the Company’s balance sheets as of December 31, 2004 includes approximately $426,000 that is due to A-B.
      In January 2003, the Company entered into a licensing agreement with Widmer Brothers Brewing Company (“Widmer”) to produce and sell the Widmer Hefeweizen brand in states east of the Mississippi River. A-B is also a major investor in Widmer. A licensing fee of $266,000 due to Widmer is reflected in the Company’s statements of operations for the years ended December 31, 2004.
      On July 1, 2004, the Company also entered into definitive agreements with Widmer with respect to the operation of a joint venture, Craft Brands Alliance LLC (“Craft Brands”). Pursuant to these agreements, the Company manufactures and sells its product to Craft Brands at a price substantially below wholesale pricing levels; Craft Brands, in turn, advertises, markets, sells and distributes the product to wholesale outlets in the western United States through a distribution agreement between Craft Brands and A-B. For the six months ended December 31, 2004, sales to Craft Brands represented 61% of total shipments during the same period, or 64,000 barrels. Mr. Shipman and Mr. Clement serve on the board of directors of Craft Brands. A-B and Widmer each appoint two directors to the Craft Brands board.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires that the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.
      Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended December 31, 2004, all filing requirements applicable to its officers and directors, and all of the persons known to the Company to own more than ten percent of its Common Stock were complied with by such persons, except the following: Mr. Rogers was late in filing his Form 4 upon being granted an option to purchase Common Stock on May 18, 2004 upon his election to the Board.
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
      The Compensation Committee of the Board of Directors (the “Committee”) is composed exclusively of non-management directors, three of whom qualify as independent directors.
      The Committee is responsible for establishing and administering the overall compensation policies applicable to the Company’s senior management. The Committee is also responsible for establishing the general policies applicable to the granting, vesting and other terms of stock options granted to employees under the Company’s stock option plan, and for determining the size and terms of the option grants made to the Company’s executive officers, among others.
      The Committee’s responsibility is also to insure that the Company’s officer compensation programs are structured and implemented in a manner that attracts and retains the caliber of executives and other key employees required for the Company to compete in a highly competitive and rapidly evolving business sector, while also recognizing and emphasizing the importance and value of achieving targeted performance objectives and enhancing long-term shareholder value.
      The Company’s executive compensation programs include three primary components: base salary, a performance based incentive payment, and long-term incentives in the form of stock options.
      Base Salaries. Base salaries for all executives, including the Chief Executive Officer, are determined by reviewing the existing executive salary structure within the Company, as well as by comparing the compensation paid to the Company’s executives to executives of comparably sized and similarly situated craft beer companies and other similarly sized public companies. The base salaries of the executive officers were not adjusted in 2002, 2003 or 2004.
      Performance Based Incentive Payments. Incentive payments are based on the accomplishments of the executive team, the Company’s results relative to financial and operational objectives set at the beginning of the year, and other relevant and significant accomplishments of the Company as a whole. Incentive targets are established for each executive officer in such officers’ employment agreement and generally include both a discretionary and non-discretionary component. The non-discretionary incentive component is paid to the executive if the Company achieves certain financial targets set forth in their employment agreement; the discretionary component is paid to the executive at the discretion of the Committee, based upon the Company’s overall compensation objectives. In 2004, the Company’s executive officers (other than the Chief Executive Officer) received the entire discretionary portion of the incentive payment for which they were eligible. None of the Company’s executive officers received the non-discretionary portion of their incentive payment. Mr. Shipman did not receive any discretionary or non-discretionary incentive payment for 2004.
      Long-Term Incentives. The Company provides long-term incentives to executives through the grant of stock options. The options generally vest over five years and have an exercise price equal to the fair market value of the Company’s stock at the time of the grant, with the number of options awarded based on the executive’s position. Since fair market value stock options can only produce value to an executive if the price of the Company’s stock increases above the exercise price, these option grants provide a direct link between executive compensation and the Company’s stock price performance. The Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. In 2004, none of the executive officers, including Mr. Shipman, was granted an option to purchase shares of Common Stock. Under Federal income tax rules, the deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated officers of publicly held companies is limited to $1 million per employee. In certain circumstances, performance-based compensation is exempt from the $1 million limit.

The Committee believes all compensation earned by the Company’s executive officers in 2005 will be deductible.
      Compensation of Chief Executive Officer. The base salary of Mr. Shipman was not adjusted in 2002, 2003 or 2004. For 2004, Mr. Shipman did not receive any of the discretionary or non-discretionary portion of the target incentive for which he was eligible. Mr. Shipman was not granted an option to purchase shares of Common Stock in 2004. The Committee also reviewed perquisites and other compensation paid to Mr. Shipman for 2004, and found these amounts to be reasonable.

Respectfully Submitted,

David R. Lord (Chairman)
Frank H. Clement
John D. Rogers, Jr.

Compensation Committee Members
      The following table sets forth information regarding compensation earned during the Company’s fiscal years ended December 31, 2004, 2003 and 2002 (a) by the Chief Executive Officer, and (b) by the executive officers for the fiscal year ended December 31, 2004, other than the Chief Executive Officer, who were serving as executive officers at December 31, 2004. The individuals included in the table will be collectively referred to as the “named executive officers.”
Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

				Securities
				Underlying	All Other
	Fiscal			Stock	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	(1)($)

Paul S. Shipman	2004	237,500	—	—	8,200
President,	2003	237,500	—	—	8,000
Chief Executive Officer and	2002	237,500	21,875	30,000	8,000
Chairman of the Board
David J. Mickelson	2004	171,000	8,750	—	7,103
Executive Vice President,	2003	171,000	6,563	—	7,190
Chief Financial Officer and	2002	171,000	8,750	27,500	6,946
Chief Operating Officer
Gerard C. Prial	2004	135,000	22,500	—	6,300
Vice President, East Operations	2003	135,000	22,500	—	6,300
	2002	135,000	22,500	27,500	6,115
Allen L. Triplett	2004	135,000	22,500	—	6,300
Vice President, Brewing	2003	135,000	22,500	—	6,300
	2002	135,000	22,500	27,500	6,115

(1)	Represents the Company’s matching contribution under the Company’s 401(k) Plan.
      Option Grants in Last Fiscal Year. Stock options were not granted to the named executive officers during the Company’s fiscal year ended December 31, 2004.

      Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table shows information concerning the number and value of unexercised options held by the named executive officers on December 31, 2004. No options were exercised by the named executive officers during the Company’s fiscal year ended December 31, 2004.
Fiscal Year-End Option Values

	Number of Securities
	Underlying		Value of Unexercised
	Unexercised Options		In-the-Money Options
	at Fiscal Year-End(#)		at Fiscal Year-End($)(1)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul S. Shipman	107,150	48,600	$93,398	$77,175
David J. Mickelson	86,400	47,100	91,907	74,939
Gerard C. Prial	76,650	47,100	91,907	74,939
Allen L. Triplett	76,650	47,100	91,907	74,939

(1)	Represents the aggregate fair market value on December 31, 2004 (based on the closing price of $3.51 for the Company’s Common Stock on the Nasdaq Stock Market on that date) of the shares of Common Stock subject to outstanding options, less the exercise price of the options.
Executive Officer Employment Agreements
      Each of Messrs. Shipman, Mickelson, Prial and Triplett has executed an employment agreement containing provisions, including but not limited to, confidentiality and non-competition restrictions during the term of the agreement. The Company provides each of its executive officers with an annual compensation plan under which they receive a specified minimum compensation plus additional cash incentives depending on attainment of various performance goals.
      In November 2000, the Company renewed its employment agreement with Mr. Shipman. The agreement took effect on November 1, 2001 following the September 2001 expiration of the previous employment agreement. The agreement provides for a minimum base salary of $237,500. Mr. Shipman is also eligible for an incentive based on the Company achieving certain financial goals and other performance measures. The agreement, which expires on July 31, 2005, is subject to earlier termination by the Company with or without cause. If terminated by the Company without cause, or if terminated by Mr. Shipman for cause, the agreement provides that Mr. Shipman will receive a prorated incentive and his annual base compensation for a minimum of two years from the date that he is given notice of termination and all outstanding options held by Mr. Shipman will continue to vest for a period of two years from the date of notice of termination. The agreement further provides that Mr. Shipman is prohibited from divulging confidential Company information and may not compete with the Company for a period of two years following termination of the agreement.
      The Company has employment agreements in effect with Messrs. Mickelson, Prial and Triplett. The agreements provide the officers with the following minimum base salaries: Mr. Mickelson $171,000; Mr. Prial $135,000; and Mr. Triplett $135,000. These officers are also eligible for incentives dependent on the Company’s achieving certain goals, and other performance measures. These agreements expire on July 31, 2005, subject to earlier termination by the Company with or without cause. If terminated by the Company without cause, or if terminated by the officer for cause, the agreements provide that the officer will receive his or her prorated incentive as well as annual compensation for one year from the date that notice of employment termination is received, subject to certain conditions, and all outstanding options held by the officer will continue to vest for a period of one year from the date of notice of termination. The agreements also provide that the officers are prohibited from divulging confidential Company information and from competing with the Company for one year following termination of employment.
      The Company is currently in the process of renegotiating employment agreements with its Chief Executive Officer and other executive officers.

Comparative Performance Graph
      Set forth below is a graph comparing the cumulative total return to shareholders on the Company’s Common Stock with the cumulative total return of the Russell 2000 Index and an index comprised of other publicly-traded craft beer companies (the “Peer Group”) for the period beginning on December 31, 1999 and ended on December 31, 2004. The total return on the Company’s Common Stock, the Russell 2000 Index and the Peer Group Index assumes the value of each investment was $100 on December 31, 1999, and that any dividends were reinvested. The points represent fiscal year-end index levels based on the last trading day in each fiscal year. Return information is historical and not necessarily indicative of future performance.
Comparison of Cumulative Total Return
Among Redhook Ale Brewery, Incorporated Common Stock,
The Russell 2000 Index and
The Company’s Peer Group Index

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Redhook	100	69	76	93	117	158
Peer Group Index	100	112	203	182	246	296
Russell 2000	100	96	97	76	110	129
      The Company’s Peer Group is comprised of three publicly traded craft beer companies. As required, the returns of each of the component companies in the Peer Group return are calculated and weighted according to their respective market capitalization at the beginning of the period. The Peer Group is composed of: Big Rock Brewery Income Trust (formerly Big Rock Brewery Ltd.) (Toronto Stock Exchange: BR.UN-T), The Boston Beer Company, Inc. (NYSE: SAM), and Pyramid Breweries Inc. (formerly Hart Brewing) (Nasdaq: PMID).

PROPOSAL 1 — ELECTION OF DIRECTORS
      Seven directors are to be elected at the annual meeting, to serve until the next Annual Meeting of Shareholders or until their earlier retirement, resignation or removal. Frank H. Clement, David R. Lord, Michael Loughran, Patrick J. McGauley, John D. Rogers, Jr., Paul S. Shipman, and Anthony J. Short have been nominated by the Board of Directors for election or re-election at the annual meeting. All of the nominees, except Mr. Loughran, are currently directors of the Company. The accompanying proxy will be voted for these nominees, except where authority to do so vote is withheld. Should any nominee be unable to serve, the persons named in the proxy may vote for any substitute designated by the Board of Directors.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1.
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has appointed the firm of Moss Adams LLP (“Moss Adams”), independent registered public accountants, to audit the Company’s financial statements for the fiscal year ending December 31, 2005.
      At the Annual Meeting, the shareholders are being asked to ratify the appointment of Moss Adams as the Company’s independent auditors for the fiscal year 2005. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of Moss Adams will be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders and to make a statement if they so desire.
      On September 9, 2004, the Company engaged Moss Adams the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2004. During the last two fiscal years and the subsequent interim period through September 9, 2004, the Company had not consulted with Moss Adams with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). The decision to engage Moss Adams was approved by the Company’s Audit Committee.
      On August 16, 2004, Ernst & Young LLP (“Ernst & Young”) resigned as the independent registered public accounting firm for the Company. The resignation followed notification by Ernst & Young on July 23, 2004 that the firm would resign as the Company’s independent registered public accounting firm following completion of services related to the review of the interim financial statements of the Company for the quarter ended June 30, 2004.
      The reports of Ernst & Young on the Company’s financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report for the year ended December 31, 2003 expressed substantial doubt regarding the Company’s ability to continue as a going concern if the Company’s distribution agreement with Anheuser-Busch, which was subject to early termination in 2004, was terminated. The termination of the distribution agreement would have caused an event of default under the Company’s bank credit agreement and would have required the Company to redeem the Series B Preferred Stock on December 31, 2004. As reported in the Company’s current report on Form 8-K filed on July 2, 2004 and Annual Report on Form 10-K for the fiscal year ended December 31, 2004, the Company and Anheuser-Busch entered into a new distribution agreement which will expire on December 31, 2024, subject to the one-time right of Anheuser-Busch to terminate the distribution agreement on December 31, 2014. Since the date of completion of the audit of the Company’s financial statements as of December 31, 2003 and for each of the two years in the period then ended, and initial issuance of the Report of Ernst & Young LLP, Independent Registered Public Accounting Firm, thereon dated January 23, 2004, Ernst & Young LLP has modified its report, indicating that the conditions that raised substantial doubt about whether the Company would continue as a going concern no longer exist.

      In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2003 and 2002, and in the subsequent interim period from December 31, 2003 through August 16, 2004, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the subject matter of the disagreement in their report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. The Company requested and Ernst & Young furnished a letter addressed to the Commission stating whether it agreed with the above statements. A copy of that letter, dated August 20, 2004, is filed as Exhibit 16 to the Company’s current report on Form 8-K dated August 20, 2004.
Fees Paid to the Independent Auditors
      The following table presents fees billed by Moss Adams and Ernst & Young for professional services rendered for the fiscal years ended December 31, 2004 and 2003.

	2004		2003

	Moss	Ernst &	Ernst &
Fee Category	Adams	Young	Young

Audit Fees(1)	$81,830	$20,000	$111,500
Audit Related Fees(2)	6,291	—	—
Tax Fees	—	—	—
All Other Fees	—		—

(1)	Audit fees include the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such years, and services rendered in conjunction with registration statements.

(2)	Audit related services include professional services related to the audit of the Company’s financial statements. The 2004 fees relate to consultation in connection with the SEC’s comment letter regarding the Company’s 2003 Annual Report on Form 10-K.

Auditor Independence
      In 2004, there were no other professional services provided by Moss Adams LLP that would have required the Audit Committee of the Board of Directors to consider their compatibility with maintaining the independence of Moss Adams LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
      The Audit Committee is responsible for appointing and overseeing the work of the Company’s independent auditor. The Audit Committee has established the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent auditor:
      Before engagement of the independent auditor for the next year’s audit, the independent auditor will submit a detailed description of services expected to be rendered during that year for each of the following categories of services to the Audit Committee for approval.

•	Audit services. Audit services include work performed for the audit of the Company’s financial statements and the review of financial statements included in the Company’s Form 10-Q, as well as work that is normally provided by the independent auditor in connection with statutory and regulatory filings.

•	Audit related services. Audit related services are for assurance and related services that are traditionally performed by the independent auditor and reasonably related to the performance of the audit or review of the Company’s financial statements.

•	Tax services. Tax services include all services performed by the independent auditor’s tax personnel for tax compliance, tax advice and tax planning.

•	Other services. Other services are those services not captured in the other categories.
      Before engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.
      If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Board of Directors will reconsider the appointment.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP.

OTHER MATTERS
      Redhook knows of no other matters that are likely to be brought before the meeting. If, however, other matters that are not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
      Stockholders wishing to communicate with the Board of Directors, the non-management directors or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors or to the particular Board member, and mailing the correspondence to: c/o David J. Mickelson, Redhook Ale Brewery, Incorporated, 14300 N.E. 145th Street, Woodinville, Washington 98072. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement prepared in connection with the Company’s 2006 Annual Meeting of Shareholders must deliver a copy of the proposal to the Secretary of the Company, at the Company’s principal executive offices, no later than December 21, 2005.
      Proposals of stockholders that are not eligible for inclusion in the Proxy Statement and proxy for the Company’s 2006 Annual Meeting of Shareholders, or that concern one or more nominations for Directors at the meeting, must comply with the procedures, including minimum notice provisions, contained in the Company’s Amended and Restated Bylaws. Notice must be received by the Secretary of the Company by December 21, 2005. A copy of the pertinent provisions of the Restated Bylaws is available upon request to David J. Mickelson, Redhook Ale Brewery, Incorporated, 14300 N.E. 145th Street, Woodinville, Washington 98072.
ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K
      A copy of the Redhook Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the SEC is being mailed with this proxy statement to each shareholder of record. Shareholders not receiving a copy may obtain one without charge by mailing a request to David J. Mickelson, Redhook Ale Brewery, Incorporated, 14300 N.E. 145th Street, Woodinville, Washington 98072.
      IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

REDHOOK ALE BREWERY, INCORPORATED
April 20, 2005
Woodinville, Washington

APPENDIX A
BYLAWS PROVISIONS
2.3.2 Nominations for Directors.
      (a) Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (i) by, or at the direction of, the Board of Directors, or (ii) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 2.3.2.
      (b) If a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the corporation (i) not less than one hundred twenty (120) days prior to the first anniversary of the date that the corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; (ii) a reasonable time before the corporation begins to print and mail its proxy materials if the date of this year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting; or (iii) not more than seven (7) days following the mailing to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if the corporation did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.
      (c) A shareholder’s notice to the Secretary under Section 2.3.2(b) shall set forth, as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by such person, and (iv) if the corporation at such time has or at the time of the meeting will have any security registered pursuant to Section 12 of the Exchange Act, any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, including but not limited to information required to be disclosed by Schedule 14A of Regulation 14A, and any other information that the shareholder would be required to file with the Securities and Exchange Commission in connection with the shareholder’s nomination of such person as a candidate for director or the shareholder’s opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a shareholder’s notice to the Secretary under Section 2.3.2(b) shall (A) set forth (i) the name and address, as they appear on the corporation’s books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support any candidate or candidates nominated by the shareholder and (ii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders and (B) be accompanied by a written statement, signed and acknowledged by each candidate nominated by the shareholder, that the candidate agrees to be so nominated and to serve as a director of the corporation if elected at the annual meeting.
      (d) The Board of Directors, or a designated committee thereof, may reject any shareholder’s nomination of one or more candidates for election as directors if the nomination is not made pursuant to a shareholder’s notice timely given in accordance with the terms of Section 2.3.2(b). If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the requirements of Section 2.3.2(c) in any material respect, the Secretary of the corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together

A-1

with information previously provided, does not satisfy the requirements of Section 2.3.2(c) in any material respect, then the Board of Directors or such committee may reject the shareholder’s notice.
      (e) Notwithstanding the procedures set forth in Section 2.3.2(d), if a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 2.3.2 in connection with such nomination, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the defective nomination shall be disregarded.

A-2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

REDHOOK ALE BREWERY, INCORPORATED

     The undersigned, having received the Notice of Annual Meeting of Shareholders of Redhook Ale Brewery, Incorporated (the “Company”), and the related Proxy Statement dated April 20, 2005, hereby appoints Paul S. Shipman and David J. Mickelson, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders of the Company on May 24, 2005, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified below, or, to the extent not specified, to vote FOR the election as directors of all nominees named on reverse and FOR Proposal 2, and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof.

     This proxy, when properly executed, will be voted in the manner specified on the reverse by the undersigned. Except as otherwise specified, this proxy will be voted FOR the election as directors of all nominees named on the reverse side and FOR the ratification of the appointment of Moss Adams LLP as the Company’s independent auditors.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Redhook Ale Brewery account online.

Access your Redhook Ale Brewery shareholder/stockholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, Transfer Agent for Redhook Ale Brewery, Incorporated, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
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Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR all of the nominees named below and FOR Proposal 2.		FOR ALL	WITHHOLD authority to vote for all nominees named below	EXCEPTIONS
PROPOSAL 1:	ELECTION OF DIRECTORS	☐	☐	☐

Nominees:	01 Frank H. Clement, 02 David R. Lord, 03 Michael Loughran, 04 Patrick J. McGauley, 05 John D. Rogers, Jr., 06 Paul S. Shipman, and 07 Anthony J. Short.

		FOR	AGAINST	ABSTAIN
PROPOSAL 2:	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	☐	☐	☐

INSTRUCTION: To withhold authority to vote FOR any individual nominee, mark the “Exceptions” box and strike out the nominee’s name above. If you desire to cumulate your votes for any individual nominee(s), write your instruction, as to the number of votes cast for each nominee, in the space provided above. The total votes cast must not exceed seven times the number of shares you hold.

PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature	Signature, if held jointly	Date	, 2005

Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.

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